Exhibit 10.11

JOINT VENTURE AGREEMENT (合资公司协议书)

This Agreement is entered into as of 16th of May 2012 between UAN Power Corp. (“UPOW”) and Yuan-Hao Chang (“Mr. Chang”) for the purpose of carrying on a joint venture.（这是UAN Power Corp. (以下简称为“UPOW”) 和Yuan-Hao Chang (以下简称为“张先生”)于2012年5月16日拟议的推行合资公司为目的的协议。）

The purpose of the Joint Venture shall be to develop, own, and operate an agricultural business in China, PRC. The Joint Venture business shall exploit Mr. Chang’s unique experience, skills, knowledge, and techniques in organic fertilizer and farming to plant and grow various fruits in China, and to harvest and sell the produced crops and goods for profits.（这个合资公司的目的是在中国发展，拥有，以及运作一个农业事务。这个合资公司将利用张先生独特的经验，技能，知识，以及在有机肥料和耕作领域里的技术来在中国种植和生长各种不同的水果，以及销售生产的农作物和商品来盈利。）

Both the parties agree to the following terms and conditions: （双方同意以下条款和条件：）

1.	The total capital of the Joint Venture Business shall be USD 1.6 million. （这个合资公司的总资本额为一百六十万美元。）

The initial capital amount and nature of the contributions of each party are as follows: （双方初始资本金额的数目以及贡献的性质如下：）

UAN Power Corp.	USD 462,000 cash
Michael Chang	USD 238,000 cash
Total	USD 700,000 cash

The contributions of initial capital by each party must be made on or before October 31, 2012 into the entities as stated in paragraph two of this Agreement. The contributions of services and skills must be made commencing immediately following the full execution of this Agreement. （双方初始资金必须2012年10月31日或之前按照本协议的第二段所陈述的合资公司注资。在这个协议全面执行后，必須開始進行服務和技能的貢獻。）

If any party fails to make the initial contribution within the time specified in this Agreement, the non-defaulting party shall have the right to enforce any and all remedies available at law or in equity, including but not limited to, rescinding this Agreement, seeking injunctive relief and/or recovering damages. （如果任何一方在这项协议所指示的时间内没有提供初始资金，非违约方将有权利强制执行在法律或者权益上的任何或者所有的补救措施， 包括但不限于废除这项协约，追究法律责任以及/或者追讨损失。）

2.	The entities of the joint venture business shall be as follows:（合资公司有如下实体：）

UAN LEE AGRICULTURE TECHNOLOGY HOLDING LIMITED (“UAN Lee”)

-   a Hong Kong, PRC Holding Company（一个中国香港控股公司）

YUAN SHENG (FU JIAN) AGRICULTURAL TECHNOLOGY CO., LTD (“Yuan Sheng”)

-   a China, PRC Operating Company（一个中国运作公司）

3.	The beneficial interest of each party shall be as follows unless changed pursuant to the terms of this Agreement: （每一方的受益权应该如下，除非根据本协议的条款有改变：）

UPOW	Sixty-Six percent (66%)
Mr. Chang	Thirty-Four percent (34%)

4.	The profits and losses shall be allocated to each party as follows unless changed pursuant to the terms of this Agreement: （利润和损失应该根据以下的百分比来分配，除非根据本协议的条款有改变：）

UPOW	Sixty-Six percent (66%)
Mr. Chang	Thirty-Four percent (34%)

5.	Each Party shall devote such time and efforts as may be reasonably to develop and operate the Joint Venture business. (任何一方应该投入合理的时间和努力来开发和经营合资公司的事务。)

Each party shall use its best skills and ability, consistent with sound business practices, to faithfully and diligently to develop and operate the Joint Venture business.（任何一方应该使用自己最好的技能和能力，与明智的商业行为来忠实和勤勉地开发和经营合资公司的事务。）

Mr. Chang shall devote his unique experience, skills, knowledge, and techniques in fertilizer and farming to develop and operate the Joint Venture business.（张先生将奉献他在肥料和耕种方面的独特的经验，技能，知识以及技术来开发和经营合资公司的事务。）

6.	Each party shall not engage, directly or indirectly, in any other business, commercial, or professional activity that is or may be competitive with, or that might create a conflict of interest with, the Joint Venture business or its related entities or affiliates.（任何一方不能间接或直接地参与其它有或者可能有竞争力或者造成利益冲突的任何业务，商业，或者专业活动。）

7.	The business and affairs of the Joint Venture shall be managed by both UPOW and Mr. Chang.（这个合资公司的业务和事务将由UPOW and Mr. Chang双方共同管理。）

-	Ms. Wan Fang Liu, a director and majority shareholder of UPOW, shall be the legal representative of UAN Lee（Ms. Wan Fang Liu，UPOW的董事和大股东，将是UAN Lee公司的法定代表人。）
-	Mr. Yuan-Hao Chang shall be the legal representative of Yuan Sheng（Mr. Yuan-Hao Chang将是Yuan Sheng公司的法定代表人。）

All actions taken by the Management shall be by majority vote of its parties, except as otherwise expressly provided in this Agreement.（所有的管理行为将由投票多数决定，除非在本协议中另有规定。）

8.	No party or its affiliates shall disclose any Proprietary Information to any third parties and shall not use any Proprietary Information in that party’s or Affiliates’ business or any affiliated business without the prior written consent of the other party, and then only to the extent specified in that consent.（在没有另一方事先书面同意的情况下，任何一方或者其相关联方不能向任何第三方透露任何关于专利的信息，以及不能在这一方，或者其相关联方的业务， 或者任何相关联的业务里使用任何专利信息。并且如果另一方同意时，只能透露到对方同意书指定的程度。）

9.	The Joint Venture business is contingent upon approval of the Joint Venture’s Capital Contribution Verification Report, Business License and Permits from the State Administration of Industry and Commerce (SAIC) of China.（合资公司的成立視于中华人民共和国国家工商行政管理总局對公司的验资报告，营业执照和许可证批准而定。）

10.	The Agreement shall be terminated if（这项协议将必须终止如果：）
(a)	both parties mutually agreed to terminate（双方同意终止）
(b)	either of the parties is involved in any sort of fraudulent activity（任何一方参与了任何欺诈行为）
(c)	any act or event which makes the continuation of the business of the Joint Venture impossible or impracticable（有使合资公司的业务不能或者不切实际的继续運作的任何行为或者事件）
(d)	either of the parties is involved in bankruptcy or insolvency （任何一方破产或者无力偿债）

IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the date first above written.（以资证明，签名人已经执行这项协议，这项协议是从上面写的日期开始生效的。）

/s/ Parashar Patel

UAN Power Corp

Parasher Patel

President and Chief Executive Officer

/s/ Yuan-Hao Chang

Yuan-Hao (Michael) Chang